As filed with the Securities and Exchange Commission on June 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MTS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0908057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14000 Technology Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

MTS SYSTEMS CORPORATION 2017 STOCK INCENTIVE PLAN

(Full title of the plan)

Jeffrey A. Graves	Copy to:
President and Chief Executive Officer	W. Morgan Burns
MTS Systems Corporation	Nicole J. Leimer
14000 Technology Drive	Faegre Baker Daniels LLP
Eden Prairie, Minnesota 55344	2200 Wells Fargo Center
(Name and address of agent for service)	90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766 -7000

(952) 937-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock, par value $0.25 per share	1,500,000 shares	$51.90	$77,850,000.00	$9,022.815

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable with respect to the shares of Common Stock registered hereunder for issuance under the MTS Systems Corporation 2017 Stock Incentive Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)

Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on May 31, 2017 as reported by the NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated by reference herein:

(a)                     The Registrant’s Annual Report on Form 10-K for the year ended October 1, 2016, filed with the Commission on April 10, 2017.

(b)                     The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended December 31, 2016 and April 1, 2017, filed with the Commission on April 10, 2017 and May 8, 2017, respectively.

The Registrant’s Current Reports on Form 8-K filed on December 9, 2016, January 5, 2017, January 6, 2017, January 13, 2017, January 17, 2017 (only with respect to Item 8.01), January 24, 2017, February 22, 2017, April 10, 2017 (only with respect to Item 8.01), April 18, 2017 and April 24, 2017.

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (the “Exchange Act”), since October 1, 2016 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules).

(c)                      The description of the Registrant’s capital stock under the heading “Comparison of Rights of Holders of MTS Common Stock and Holders of DSPT Common Stock-Description of MTS Common Stock” contained in the Registrant’s Registration Statement filed on Form S-4 (File No. 333-77277), filed with the Commission on April 28, 1999, including any amendment or report filed to update such description.

All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 302A.521, subd. 2, of the Minnesota Business Corporation Act (the “MBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in his or her official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(a) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

(b) acted in good faith;

(c) received no improper personal benefit and Section 302A.255 of the MBCA (regarding conflicts of interest), if applicable, has been satisfied;

(d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(e) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3, of the MBCA requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the requirements for indemnification set forth above have been met as well as a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.

As permitted by Section 302A.251 of the MBCA, Article X of the Registrant’s Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) for paying a dividend or approving a stock repurchase in violation of Section 302A.559 of the MBCA or for violating the securities registration or anti-fraud provisions of Section 80A.23 of the MBCA ; (4) for any transaction from which the director derived any improper personal benefit; or (5) for any act or omission occurring prior to the date when the provision becomes effective.

Article X of the Registrant’s Amended and Restated Articles of Incorporation provide that the provision of Article X shall not be deemed to limit or preclude indemnification of a director by the Registrant for any liability of a director which has not been eliminated by the provisions of Article X.

The Registrant’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws further provide that if the MBCA is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the amended MBCA.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement on Form S-8:

Exhibit Number	Description

4.1	Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.a of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.b of the Registrant’s Current Report on Form 8-K filed November 28, 2011).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-211901) filed June 7, 2016).

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant (filed herewith).

23.1	Consent of KPMG LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (filed herewith).

99.1	MTS Systems Corporation 2017 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 25, 2017).

99.2	Form of Restricted Stock Unit Agreement – Employee (filed herewith).

99.3	Form of Non-Qualified Stock Option Agreement – Employee (filed herewith).

99.4	Form of Performance Restricted Stock Unit Agreement – Employee (filed herewith).

99.5	Form of Restricted Stock Unit Agreement – Non-employee Director (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or, as to a Registration Statement on Form S-3, Form SF-3, or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on June 7, 2017.

MTS SYSTEMS CORPORATION

By:	/s/ JEFFREY A. GRAVES
Jeffrey A. Graves
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ JEFFREY A. GRAVES	President and Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2017
Jeffrey A. Graves

/s/ BRIAN T. ROSS	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2017
Brian T. Ross

*	Director and Non-Executive Chair of the Board	June 7, 2017
David J. Anderson

*	Director	June 7, 2017
David D. Johnson

*	Director	June 7, 2017
Randy J. Martinez

*	Director	June 7, 2017
Michael V. Schrock

*	Director	June 7, 2017
Gail P. Steinel

*	Director	June 7, 2017
Maximiliane C. Straub

*	Director	June 7, 2017
Chun Hung (Kenneth) Yu

*By:	/s/ JEFFREY A. GRAVES	June 7, 2017
Jeffrey A. Graves Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.a of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.b of the Registrant’s Current Report on Form 8-K filed November 28, 2011).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-211901) filed June 7, 2016).

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant (filed herewith).

23.1	Consent of KPMG LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (filed herewith).

99.1	MTS Systems Corporation 2017 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 25, 2017).

99.2	Form of Restricted Stock Unit Agreement – Employee (filed herewith).

99.3	Form of Non-Qualified Stock Option Agreement – Employee (filed herewith).

99.4	Form of Performance Restricted Stock Unit Agreement – Employee (filed herewith).

99.5	Form of Restricted Stock Unit Agreement – Non-employee Director (filed herewith).